UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2004

AFFILIATED MANAGERS GROUP, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-13459	04-3218510
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

600 Hale Street Prides Crossing, Massachusetts		01965
(Address of principal executive offices)		(Zip Code)

(617) 747-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On March 30, 2004, Affiliated Managers Group, Inc. (the “Company”) announced the completion of its previously announced three-for-two stock split of its outstanding shares of common stock, par value $.01 per share, in the form of a stock dividend of one half share of common stock for every one outstanding share of common stock owned by stockholders of record on February 24, 2004 and each share held in the treasury of the Company as of such record date. As a result of the stock split, the Company’s common stock began trading on a split-adjusted basis at the opening of the market on March 30, 2004.

The stock split also resulted in the reservation of additional shares of common stock as a result of adjustments required by the terms of the Company’s outstanding convertible securities and option plans, including shares previously registered by the Company on Form S-8 and Form S-3.  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, the Company’s Registration Statements on Form S-8 (File No. 333-72967, File No. 333-84485 and File No. 333-100628) shall be deemed to cover additional shares of common stock of the Company issued or issuable thereunder as a result of the stock split. Further, the Company’s Registration Statements on Form S-3 (File No. 333-71561, File No. 333-105523 and File No. 333-62180) shall be deemed to cover additional shares of common stock of the Company issued or issuable thereunder as a result of the stock split.  The foregoing Registration Statements, which incorporate by reference this Current Report on Form 8-K, are hereby amended pursuant to Rule 416.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: April 28, 2004	By:	/s/ Darrell W. Crate
Darrell W. Crate
Executive Vice President and Chief Financial Officer